                                                                   EXHIBIT 10.11

                                     LEASE

1. LEASE. The E.T. Hermann and Jane D. Hermann 1978 Living Trust ("Lessor") leases to Westinghouse Electric Corporation ("Lessee"), and Lessee hires from Lessor, on the terms, covenants and conditions set forth herein, the premises (the "Premises") described in the following Schedule:

                                LEASE SCHEDULE

1.1. DESCRIPTION OF PREMISES: A 196,800 square foot portion of Building Number 8 (total square feet of the building is 404,280) with a street address of 1161
E. Glendale Ave., Sparks, Nevada as shown on Exhibit A.

1.2. NUMBER OF PARKING SPACES: 40, designated as provided in the site plan delivered to Lessee.

1.3.  BASE MONTHLY RENT:  $39,360.00.

1.4. PREPAID MONTHLY RENT: $78,720.00, as first and last months' rent hereunder.

1.5. RENT COMMENCEMENT DATE: July 1, 1992, or on the date Lessee's business within the Premises becomes operational, which shall include the date on which Lessee commences to store any of Lessee's product on the Premises, whichever first occurs.

1.6.  DATE OF INITIAL CPI ADJUSTMENT:  June 31, 1997.

1.7.  MONTHS BETWEEN CPI ADJUSTMENTS:  60 months.

1.8.  LEASE TERM:  60 months.

          Lease Commencement Date: July 1, 1992, or on the date Lessor's business within the Premises becomes operational, whichever first occurs.

          Lease Termination Date: June 31, 1997.

1.9.  EXTENSION OPTION(S):  Total Number of Options: 3

      FIRST OPTION:  Commencement Date: July 1, 1997.

                     Termination Date:  June 31, 2002.

      SECOND OPTION: Commencement Date: July 1, 2002.

                     Termination Date:  June 31, 2007.

       THIRD OPTION:  Commencement Date: July 1, 2007.

                      Termination Date:  June 31, 2012.

1.10.  SECURITY DEPOSIT:  None.

1.11.  USE OF PREMISES:  Warehouse Distribution Center of electrical supplies.

1.12.  SERVICES TO BE PROVIDED BY LESSOR:  None.

1.13.  LEASEHOLD IMPROVEMENTS TO BE PROVIDED BY LESSOR:  See Exhibit B.

1.14.  TAXES:  Percent of building occupied by Lessee:  48.7%

1.15.  LESSOR'S BROKER:  None

1.16.  LESSEE'S BROKER:  Trammell Crow Company.

1.17. EXHIBITS: The following named Exhibits are attached hereto and incorporated by this reference: Exhibit A-Leased Premises, Exhibit B-Leasehold Improvements.

2.   MONTHLY RENT.  Lessee agrees to pay the prepaid monthly rent specified in
Section 1.4 upon execution of this Lease and thereafter agrees to pay the monthly rent specified in Section 1.3, subject to any first months' prepaid rent specified in Section 1.4, commencing on the first day of the month following the rent commencement date specified in Section 1.5 and monthly thereafter during the term and the term of any extension options(s) specified in Section 1.9 which are exercised as provided in Section 7. Lessee agrees to pay the monthly rent to Lessor on the rent commencement date and thereafter in advance on the first day of each month in lawful money of the United States of America, without deduction or offset. Rent shall be payable to Lessor at 901 East Glendale Avenue, Sparks, Nevada 89431 or such other place as Lessor may from time to time designate in writing. In the event the rent commencement date is not the first day of a month, or the applicable termination date is not the last day of a mouth, a prorated monthly installment shall be paid for the fractional months during which this Lease commences or terminates, or both.

3.   CPI RENT ADJUSTMENT.   The base monthly rent specified in Section 1.3 shall
be adjusted commencing on the initial CPI adjustment date specified in Section
1.6 and thereafter on the same day as the initial CPI adjustment date which is the number of months specified in Section 1.7 after the previous adjustment date, using the CPI adjustment formula specified in Section 3.1.

        3.1. CPI ADJUSTMENT FORMULA. The numerical base for computing the CPI adjustment to the base monthly rent is the Consumer Price Index, San Francisco/Oakland Area-All Urban Consumers, All Items, published by the United States Department of Labor, Bureau of Labor Statistics ("Index"), which is published for the date closest preceding the lease commencement date specified in Section 1.8 ("Beginning Index"). If the Index published for the date closest preceding the date by which written notice of the exercise of an option to extend the term is required pursuant to Section 7 ("Extension Index") has increased over the Beginning Index, the monthly rent for the following period commencing on the commencement date of the extended term until the next commencement date of an extended term shall be established by multiplying the base monthly rent specified in Section 1.3 by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. In no case shall the adjusted base monthly rent be less than the base monthly rent, as increased pursuant to the application of this Section 3, then in effect nor shall the adjusted base monthly rent exceed the base monthly rent which

Pacific Freeport Industrial Park                                          Page 2
(Westinghouse Electric Corporation)
would be due and payable based on the assumption that the CPI increased by 4% annually, and was compounded annually (i.e. a total increase of 21.67% for each five (5) year period).

        3.2. LATE PUBLICATION OF EXTENSION INDEX.  [INTENTIONALLY OMITTED]

        3.3. CHANGED OR DISCONTINUED INDEX. If the Index is changed so that the base year differs from that which is published for the date closest preceding the lease commencement date specified in Section 1.8, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other replacement government index or computation reasonably chosen by Lessor shall be used in order to obtain substantially the same result as would have been obtained as if the Index had not been discontinued or revised.

4.   SECURITY DEPOSIT.  [INTENTIONALLY OMITTED]

5. LATE PAYMENT. Lessee acknowledges that late payment by Lessee to Lessor of rent and other sums due under this Lease will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges. Accordingly, if any installment of rent or other sum due from Lessee shall not be received by Lessor within five (5) days after such amount shall be due, Lessee shall pay to Lessor a late charge equal to five (5%) percent of the overdue amount. The parties hereby agree that a five percent (5%) late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of the late payment by Lessee; provided, however that Lessee shall not be obligated to pay the foregoing late charge unless and until Lessee has failed to pay the rent or the other sums when due to Lessor on five
(5) prior occasions and Lessor has given notice to Lessee on five (5) such occasions that the rent or other payments were not received when due.
Acceptance of the five percent (5%) late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to any overdue amounts, nor prevent Lessor from exercising any of the other rights and remedies granted to Lessor under this Lease.

        Rent, all other sums due under this Lease and advances made by Lessor, not paid by Lessee when due, shall bear interest from time to time at the lower of (a) the Prime Rate in effect from time to time plus five percent (5%) per annum or (b) eighteen percent (18%) per annum from the due date until paid or
(c) the highest rate permitted by law. Payment of such interest shall not excuse or cure any default by Lessee under this Lease.

6. LEASE TERM. The Lease Term is specified in Section 1.8, commencing on the lease commencement date specified in Section 1.8 and ending, subject to any extension options granted pursuant to Section 7, on the lease termination date specified in Section 1.8.

7. OPTION(S) TO EXTEND LEASE TERM. The Lessor hereby grants the option to extend the Lease Term upon all the terms, covenants and conditions contained in this Lease for the number of extension period(s) specified in Section 1.9 and for the period for each extension option specified in Section 1.9, in no event to extend beyond the last termination date specified in Section 1.9. The Lessee may exercise each option granted upon written notice delivered to the Lessor six
(6) months prior to the applicable termination date of the then current Lease Term, provided that (a) the Lessee shall not be in default of a material obligation under this Lease beyond any applicable cure periods, and (b) the Lessee shall be in possession of the Premises for the use specified in Section
1.11. In the event that the Lessee is in default of any material obligation of the Lessee under this Lease beyond any applicable cure periods on the date the extended Lease Term is to commence, then, at the Lessor's option, the extension shall not commence and this Lease shall thereupon terminate. In the event the extended Lease Term does not commence, (except if the result of a force majeure or the default of the Lessor) whether due to the Lessee's failure to give a timely notice or otherwise, any and all options to extend shall automatically become invalid and of no further force or effect.

Pacific Freeport Industrial Park                                          Page 3
(Westinghouse Electric Corporation)

8. PARKING. Lessee shall be entitled to use the number of parking spaces specified and designated as provided in Section 1.2. Lessee agrees that vehicles of Lessee or Lessee's employees and invitees shall not park in driveways nor occupy parking spaces or other areas reserved for any use such as visitors, delivery, loading, or other tenants.

9. POSSESSION. If Lessor is unable to deliver possession of the Premises to Lessee on the lease commencement date specified in Section 1.8 for any reason whatsoever, this Lease shall not be void or voidable for a period of sixty (60) days thereafter, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but the rent shall abate until the Lessor delivers possession of the Premises to Lessee. If Lessor is unable to deliver possession of the Premises within sixty (60) days after the lease commencement date specified in Section 1.8, this Lease may be terminated by Lessee by written notice to Lessor at any time thereafter prior to date possession is delivered to Lessee. Lessor agrees that Lessee, upon paying the rent and observing all terms, covenants and conditions of this Lease shall peaceably and quietly have, hold and enjoy the Premises against any adverse claim of Lessor, or any party claiming under Lessor, during the Lease Term. In the event that Lessor permits Lessee to occupy the Premises prior to the lease commencement date specified in
Section 1.8, the Lessee's occupancy shall be subject to all terms, covenants and conditions of this Lease. The early occupancy by Lessee, as contemplated by
Section 49, shall not advance the lease termination date.

10.  USE.  Lessee shall use the Premises solely for the purpose specified in
Section 1.11, and for no other purpose without the prior written consent of Lessor.

        10.1. NUISANCE. Lessee shall not use the Premises or the Common Area, and shall insure that Lessee's employees and visitors do not use the Premises or the Common Area, in any manner which interferes with the peaceful enjoyment of the building of which the Premises are a part or the Common Area by other lessees, their respective employees and invitees. Lessee shall not, and shall not permit, the placing of litter in or about the building of which the Premises are a part or the Common Area (except in dumpsters designated for Lessee's use by Lessor) and shall not permit any animal, motorcycle, or road vehicle to be brought into or kept within the Premises.

        10.2. OUTSIDE STORAGE. No materials, supplies, equipment, finished products, or semi-finished products, raw materials, or articles of any nature shall be stored upon or permitted to remain on any portion of the Common Area or of the building of which the Premises are a part, excepting only the Premises or except with the prior written consent of the Lessor.

        10.3. HAZARDOUS MATERIALS.

              (a) Lessee shall not and Lessee shall not permit any of Lessee's agents, invitees or employees to, release or threaten to release any "oil,""hazardous material", "hazardous wastes" or "hazardous substances" (the "Hazardous Materials") as those terms are defined under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S)9601 et
                                                                           --
seq., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C.
----
(S)6901 et seq., as amended, and regulations adopted thereunder or under any state or local law, rule or regulation regarding Hazardous Materials (the "Hazardous Materials Laws") on or into the Premises, the Common Area or any portion of the real property of which the Premises are a part, including easements appurtenant thereto. Lessee shall not and Lessee shall not permit Lessee's agents and employees to, transport, treat, store or dispose of any Hazardous Materials in such a manner as to violate, or result in potential liabilities under any Hazardous Materials Laws. Lessee shall not, and shall not permit any of Lessee's agents and employees to, transport, treat, store or dispose of any gunpowder, dynamite, gasoline, except as normally stored in vehicles, etc., or other explosive material on or to the Premises, the Common Area or any portion of the real property of which the Premises are a part.

              (b) Lessor shall indemnify and hold harmless Lessee from and against any claims, demands, or losses resulting from or arising out of the presence of any Hazardous Material on, in or under the Premises prior to Lessee's occupancy, including but not limited to, soil and/or groundwater contamination.

Pacific Freeport Industrial Park                                          Page 4
(Westinghouse Electric Corporation)

              Lessor shall indemnify and hold Lessee harmless from and against any claims, demands, or losses resulting from or arising out of the presence of any hazardous substances, oil or petroleum product or residue of any other substance or material actionable under federal, state or local law, regulation or ordinance, present on, in or under the Premises prior to Lessee's occupancy, including but not limited to, soil and/or groundwater contamination.

        10.4. WATER USE. Waste, excessive use or unusual use of water shall not be allowed.

        10.5. WASTE. Lessee agrees that Lessee will not commit or suffer any waste of the Premises.

11. COMMON AREA. The lease of the Premises to the Lessee includes the use in common with others entitled thereto of the Common Area, subject however to the terms, covenants and conditions of this Lease and to reasonable rules and regulations for the use thereof as prescribed pursuant to Section 45.

12. SERVICES. Lessee shall pay for all sewer, water, heat, telephone, electricity, air conditioning, gas, burglar and/or fire alarm, and other utilities supplied to the Premises together with any taxes thereon, other than those services set forth in Section 1.12 as Lessor's responsibility, which responsibility shall exist in Lessor only so long as Lessee is not in default of this Lease. The electricity and gas service to the Premises are separately metered. Lessee shall pay a reasonable proportion based on the square feet leased of all charges jointly metered with other premises. Lessor shall not be liable to Lessee or to any other party for injury to Lessee's business, loss of income therefrom, or any claim, injury, or damage of any kind whatsoever which may arise or accrue in case of the interruption of the supply of water, heat, telephone, electricity, air conditioning, gas, burglar and/or fire alarm, or other utility, caused by accident, failure of power supply, repairs, strikes, fire, flood, act of God, or on account of any defect of the Premises or the building of which the Premises are a part, nor shall any such interruption be grounds for termination of this Lease provided Lessor exercises reasonable diligence to remedy such interruption.

13. CONDITION OF PREMISES. Lessee's taking possession of the Premises and occupying the Premises for thirty (30) days without giving written notice to Lessor within the thirty (30) day period of any defect (excluding only latent or hidden defects which could not be discovered in the exercise of Lessee's reasonable diligence) in the Premises shall be conclusive evidence as against Lessee that the Premises were in good order and satisfactory condition when Lessee took possession of the Premises. No promise to alter, remodel, or improve the Premises or the building of which the Premises are a part and no representation respecting the condition of the Premises or the building of which the Premises are a part, have been made by Lessor to Lessee, unless the promise or representation is set forth in a writing signed by the Lessor. Lessee waives all right to make repairs at the Lessor's expense, or to deduct the cost of repairs from the rent.

        Lessee hereby accepts the Premises subject to all applicable zoning, municipal, county and state laws, ordinances governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby. Lessee acknowledges that neither Lessor nor Lessor's agent, if any, has made any representation or warranty as to the suitability of the Premises for the conduct of Lessee's business. Lessor warrants that the Premises are in compliance with all current laws, ordinances, regulations and codes and there is no asbestos on the Premises.

14.  ALTERATIONS.

              (a) Lessee shall have, upon notice to Lessor but without Lessor's consent, the right to make such alterations, additions, or improvements in or to the Premises as it shall consider necessary or desirable for the conduct of its business, the cost of which in each case does not exceed $5,000.00 (excepting any work requiring roof penetrations regardless of the cost of such work). All other alterations, additions, or improvements (including any work requiring roof penetrations regardless of the cost of such work) shall not be made without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld or delayed.

Pacific Freeport Industrial Park                                          Page 5
(Westinghouse Electric Corporation)

              All such work shall be done in a good and workmanlike manner, and the structural integrity of any building shall be not impaired, and that no liens shall attach to the Premises by reasons thereof. Upon the termination of this Lease, such alterations, additions, or improvements shall, at the option of the Lessor, (1) become the property of Lessor, or (2) be removed by the Lessee provided that any part of the Premises affected by such removal shall be restored to its original condition, reasonable wear and tear excepted.

              (b) Lessee shall have the right to install in or place on the Premises such fixtures, machines, tools, or other equipment (including but not limited to trade fixtures, lighting fixtures, water coolers, and air conditioning equipment) as it may choose. Such fixtures, machines, tools, or other equipment shall at all times remain the personal property of Lessee regardless of the manner or degree of attachment thereof to the Premises and may be removed at any time by Lessee whether at the termination of this Lease or otherwise; provided, however, that any part of the Premises affected by such removal shall be restored to its original condition, reasonable wear and tear excepted.

              (c) Notwithstanding whether Lessor's consent is required for any alteration, addition, improvement or change to the Premises, Lessee specifically agrees that Lessee will not make any penetration whatsoever into the floor of the building of which the Premises are a part unless and until Lessor shall have specifically agreed to the placement of any such penetration.

15. LESSEE'S REPAIR OBLIGATIONS. Lessee shall, at Lessee's sole expense, keep the Premises in good order, condition, and repair during the Lease Term, including without limitation the replacement of all broken glass with glass of the same size and quality under the supervision and with the approval of Lessor, and the maintenance of all skylights and doors, except for damage caused by any negligent act or omission, or intentional misconduct, of Lessor, Lessor's agents and employees. If Lessee does not make repairs promptly and adequately, Lessor may (upon such continued failure after ten (10) days written notice), but need not, make repairs, and Lessee shall pay promptly the reasonable cost thereof.
At any time or times, Lessor, either voluntarily or pursuant to governmental requirement, may, at Lessor's sole expense, make repairs, alterations, or improvements in or to the Premises or the building of which the Premises are a part, and during such operations Lessor may close entrances, doors, corridors, elevators, or other facilities, all without any liability to Lessee by reason of interference, inconvenience, or annoyance; provided that Lessee shall have access to the Premises sufficient for conduct of Lessee's business. In the event Lessee requests that repairs, alterations, decorating, or other work in the Premises be made during periods other than ordinary business hours, Lessee shall pay Lessor for overtime and other additional expenses incurred by Lessor because of such requests. Lessor, or Lessor's agents or representatives, may come into and upon Premises at all reasonable times, or any time in case of emergency, for purposes of examining the Premises.

        Lessee shall repair any damage occasioned by the moving of freight, furniture or other objects into, within, or from the building of which the Premises are a part.

16. LESSOR'S REPAIR OBLIGATIONS. Lessor shall, at Lessor's sole expense, keep the foundations, the exterior walls, floors, and the roof, including skylights, of the building of which the Premises are a part, all plumbing, sewer, gas and electrical systems from within the interior walls and floors of the Premises to the utility provider, and all Common Area in good order, condition and repair during the Lease Term and for two years from occupancy Lessors warrants all leasehold improvements, subject to the terms, covenants and conditions Section 42 hereof, and except for damage caused by any negligent act or omission, or intentional misconduct, of Lessee, Lessee's agents, and employees or invitees.

17. LIENS. Lessee agrees to keep the Premises and the property on which the Premises are located free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee, except if performed by Lessor. In the event liens are filed as a result of Lessee's work, then Lessee shall promptly cause the same to be released or satisfied in full within ten
(10) days of the date of such filing.

Pacific Freeport Industrial Park                                          Page 6
(Westinghouse Electric Corporation)

18. INDEMNIFICATION. Lessee waives all claims against Lessor and hereby releases Lessor for damages to property, or to goods, wares and merchandise stored in, upon, or about the Premises, and for injuries to persons in, upon, or about the Premises from any cause arising at any time, unless the damage or injury was caused by the negligent act or omission, or intentional misconduct, of Lessor. Lessee agrees to indemnify and hold Lessor harmless from and on account of any damage or injury to any person or property arising from the use of the Premises by Lessee or from the failure of Lessee to keep the Premises in good condition as provided in Section 15, unless such damage or injury was caused by the negligent act or omission, or intentional misconduct, of Lessor. Lessor shall not be liable to Lessee for any damage because of any negligent act or omission, or intentional misconduct, of any co-tenant or other occupant of the same building of which the Premises are a part, or by any owner or occupant of adjoining or contiguous property, nor for overflow, breakage, or leakage of water, steam, gas, or electricity from pipes, wires, or otherwise. Lessee shall pay for all damage to the building of which the Premises are a part and to the tenants and occupants thereof caused by the misuse or neglect of the Premises by Lessee or Lessee's invitees.

19. INSURANCE REQUIRED OF LESSEE. Lessee, at Lessee's sole expense, shall provide and keep in force during the Lease Term and for the benefit of both Lessor and Lessee general commercial liability insurance policies with a recognized casualty insurance company qualified to do business in Nevada protecting Lessee against any and all liability occasioned by the use, occupancy, disuse or condition of the Premises, improvements thereto, adjoining areas or ways or otherwise, in an initial amount of not less than Two Million Dollars ($2,000,000.00) per occurrence such insurance shall further name Lessor as an additional insured. Lessee agrees to furnish certificates of insurance to Lessor naming Lessor as Additional Insured. A certificate of the policy, together with evidence of payment of premiums, shall be deposited with the Lessor on or prior to the lease commencement date, and on renewal of the policy not less than thirty (30) days before expiration of the policy. All the insurance required under this Section 19 shall (a) be issued as a primary policy; and (b) contain an endorsement requiring thirty (30) days written notice from the insurance company to both parties and Lessor's lender before cancellation or change in the coverage, scope, or amount of any policy. The limits of the insurance shall not limit the liability of the Lessee under this Lease.

        Lessee shall not use or keep on the Premises any article which Lessor's insurance carrier terms as hazardous and which tends to increase Lessor's rate of insurance. Lessee agrees that Lessor and Lessor's insurance carrier may make regular or unannounced inspections of the Premises and Lessee agrees to protect the Premises in accordance with the insurance carrier's engineering standards and recommendations.

20. INSURANCE REQUIRED OF LESSOR. Lessor agrees to carry fire and casualty insurance during the Lease Term insuring Lessor's interest in the Premises for the full replacement value thereof. Lessor shall have no obligation to insure against loss or damage to Lessee's leasehold improvements, fixtures, furniture, or other personal property in or about the Premises. Lessee shall have no interest in the proceeds of any insurance insuring Lessor's interest. Lessee shall pay Lessee's pro rata share of the fire and casualty insurance premiums to the Lessor monthly in advance as additional rent commencing on the lease commencement date specified in Section 1.8 and continuing on the first day of each month thereafter for the remainder of this Lease. Lessee's pro rata share of the insurance cost shall be measured by the percentage of the building occupied by Lessee as specified in Section 1.14.

21. SUBROGATION. Lessor and Lessee hereby waive all claims they may have and all rights of subrogation which their respective insurers might have under all policies of insurance now existing or hereafter purchased during the Lease Term by either Lessor or Lessee, respectively, for any damage or loss covered by such policies to the Premises or any portion thereof, or which could be covered by all risk insurance, or Lessee's leasehold improvements, furniture, fixtures, personal property, business, or operations in or about the Premises. Lessee and Lessor shall, upon obtaining the policies of insurance required under this
Section 21, give notice to their respective insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease. This waiver of subrogation shall be effective as to any insurance policy.

Pacific Freeport Industrial Park                                          Page 7
(Westinghouse Electric Corporation)

22.  PERSONAL PROPERTY TAXES.   Lessee shall pay before delinquency all taxes,
assessments, license fees and other charges that are levied and assessed against Lessee's personal property installed or located in or on the Premises, and that become payable during the Lease Term. On demand by Lessor, Lessee shall furnish Lessor with satisfactory evidence of these payments.

23. REAL PROPERTY TAXES. Lessee shall pay to Lessor as additional rent Lessee's pro rata share, based upon the percentage of the building occupied by Lessee as set forth in Section 1.14, of all Real Property Taxes, as defined below, levied and assessed against the real property of which the Premises are a part. Since Lessor is required to pay real property taxes in quarterly installments in advance for each annual fiscal tax year, the Lessee's share of the Real Property Taxes shall be payable in quarterly installments in advance, commencing on the lease commencement date, and continuing on the first day of each calendar quarter thereafter for the remainder of this Lease.

        The term "Real Property Taxes," as used in this Section 23, means any form of assessment, license fee, rent tax, levy, penalty (other than income, inheritance or estate tax) imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or improvement district, as against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, as against Lessor's right to rent or gross receipts therefrom, or as against Lessor's business of leasing the Premises and Lessee shall pay Lessee's pro rata share of any and all charges which may be imposed by governmental regulations or authorities. Nothing herein to the contrary shall require Lessee to pay any portion of any tax on Lessor's gross income or any franchise tax or any estate gift or inheritance tax.

        Any failure to pay the quarterly installments of Real Property Taxes shall be deemed a failure to pay rent and shall constitute a default of this Lease. Lessor and Lessee agree that in collecting Lessee's quarterly installments of Real Property Taxes, Lessor does not act as trustee for Lessee or any other person. Lessor acts only as a creditor of Lessee in collecting the quarterly installments of Real Property Taxes. Lessor may commingle the installments of Real Property Taxes with Lessor's general funds and shall pay no interest on them. Lessee's liability to pay Real Property Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included in the Lease Term at its commencement and termination. Lessee shall be considered the owner during the Lease Term of any leasehold improvements installed at Lessee's expense, and any such leasehold improvements may be assessed to Lessee for property tax purposes.

24. DESTRUCTION. In the event of a partial destruction of the Premises or the building of which the Premises are a part during the Lease Term from a cause which is insured under Lessor's fire and extended coverage insurance, Lessor shall forthwith repair the same, provided such repairs can reasonably be made within one hundred twenty (120) days under the laws and regulations of the state, county, federal, or municipal authorities, but such partial destruction shall not annul or void this Lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs interferes with the business carried on by Lessee on the Premises.

        If such repairs cannot be made within one hundred twenty (120) days, or if the Premises are destroyed to the extent of more than 33-1/3 % of the then current replacement cost thereof, either Lessor or Lessee may terminate this Lease by giving written notice to the other party within thirty (30) days after the damage occurs. If this Lease is not terminated, Lessor shall make such repairs within a reasonable time with this Lease continuing in full force and effect and the rent proportionately reduced while the repairs are being made.

        If the Premises or the building of which the Premises are a part are partially destroyed or damaged during the last three (3) months of the Lease Term, or any renewal thereof, Lessor may elect to terminate this Lease as of the date of occurrence of such damage by giving written notice of termination to Lessee within thirty (30) days after the damage occurs.

Pacific Freeport Industrial Park                                          Page 8
(Westinghouse Electric Corporation)

        In the event the building of which the Premises are a part is destroyed to the extent of more than 33-1/3% of the then current replacement cost thereof, Lessor may elect to terminate this Lease by giving written notice of termination to Lessee within thirty (30) days after damage occurs, regardless of whether the Premises are damaged or whether the repairs can reasonably be made within one hundred twenty (120) days. A total destruction of the Premises or the building of which the Premises are a part shall terminate this Lease.

        In the event of termination of this Lease pursuant to any of the terms, covenants and conditions of this Section 24, rent and Lessee's portion of any property taxes and insurance costs shall be apportioned on a per diem basis and shall be paid to the date of the casualty. In no event shall Lessor be liable to Lessee for any damages resulting to Lessee from the happening of such casualty or from the repairing or reconstruction of the Premises or of the building, or from the termination of this Lease as herein provided, nor shall Lessee be relieved thereby or in any such event from Lessee's obligations under this Lease except to the extent and upon the conditions expressly stated in this
Section 24.

25. EMINENT DOMAIN. If the whole or any substantial part of the Premises or the building of which the Premises are a part shall be taken or condemned by any competent authority for any public use or purpose, the Lease Term shall end upon, and not before, the date when the possession of the part so taken shall be required for such use or purpose. Rent shall be apportioned as of the date of such termination. Lessee shall be entitled to receive any damages awarded by the court for leasehold improvements installed at Lessee's expense and the expenses of Lessee's relocation or business interruption if so awarded and designated by the court. The entire balance of the award shall be the property of Lessor.

26. ASSIGNMENT AND SUBLETTING. Lessee shall not directly or indirectly assign, hypothecate or encumber this Lease, or any interest herein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (excepting only Lessee's agents and employees) to occupy or use the Premises, or any portion thereof, without the prior written consent of Lessor, and a consent to one assignment, hypothecation, encumbrance, subletting, occupation, or use by any other person shall not be deemed to be a consent to any subsequent assignment, hypothecation, encumbrance, subletting, occupation, or use by any other person. Any such assignment, hypothecation, encumbrance, subletting, occupation or use without such consent shall be void, and shall, at the option of Lessor, terminate this Lease. Any transfer or assignment of this Lease by operation of law without the written consent of Lessor shall make this Lease voidable at the option of Lessor.

        Lessor will not unreasonably withhold or delay Lessor's consent to an assignment or subletting by Lessee, provided that (a) the assignee or sublessee proposes to use the Premises for the same use as is set forth in Section 1.11;
(b) the proposed use is not injurious to the Premises and will not disturb other tenants of Lessor in the building of which the Premises are a part or immediate vicinity; and (c) the assignee or sublessee executes and delivers to Lessor a written assumption of this Lease in form acceptable to Lessor.

        Notwithstanding the foregoing, Lessee shall have the right to assign this Lease or to sublet the Premises or any part thereof to any entity controlled, controlling or under common control with Lessee or the purchaser of the business (by merger or acquisition) of the business conducted on the Premises without the consent of Lessor, provided, however, that no such assignment or subletting shall relieve Lessee of its duty to perform fully all of the agreements, covenants, and conditions set forth in this Lease. Lessee shall promptly advise Lessor of any such permitted assignment or subletting and of the name and address of the assignee or subtenant, as the case may be.

        Regardless of Lessor's consent, no subletting or assignment shall release Lessee or Lessee's obligation or alter the primary liability of Lessee to pay any rent and to perform all other obligations to be performed by Lessee under this Lease. The acceptance of any rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any term, covenant or condition of this Lease. Every assignment or sublease shall recite that it is and shall be subject and subordinate

Pacific Freeport Industrial Park                                          Page 9
(Westinghouse Electric Corporation)
to the terms, covenants and conditions of this Lease, and the termination of this Lease shall constitute a termination of every such assignment or sublease.

27. SUBORDINATION. The rights of Lessee under this Lease shall be and they are subject and subordinate at all times to the lien of any mortgage or deed of trust, now or hereafter in force against the Premises and the property of which the Premises are a part, and to all advances made or hereafter to be made upon the security thereof, and Lessee shall execute such further instruments subordinating this Lease to the lien of any such encumbrance, as shall be requested by Lessor, provided the holder of such encumbrance agrees to recognize Lessee's interest under this Lease if Lessee is not then in default.

        If any mortgagee or beneficiary elects to have this Lease superior to its mortgage or deed of trust and gives notice of such fact to Lessee, then this Lease shall be deemed superior to the lien of any such encumbrance, whether this Lease or a memorandum thereof is dated or recorded before or after said encumbrance.

        As a condition to the effectiveness of this Lease, Lessor shall further secure a nondisturbance and attornment agreement in favor of Lessee in reasonable form from the current mortgagee or lien holder or any future mortgagee or lien holder on the building which shall provide that as long as Lessee is not in default in the payment of rental or any other covenants or conditions of the lease, the rights of Lessee under the lease shall not be terminated and the possession of Lessee shall not be disturbed by Lessor or any mortgagee or ground Lessor or by any proceedings regarding the debt which any such mortgage or ground lease secures.

28. SIGNS. Lessee shall not place any signs, lettering, marks, photographs, or any other material whatsoever, on the interior or exterior of the doors, windows, hallways, or any other place, in, on, or about the Premises, the building of which the Premises are a part, or its appurtenances, without Lessor's prior written approval, which approval shall not be unreasonably withheld or delayed, of the size, style, design, color, material, manner of applying or fastening, and location thereof.

29.  DEFAULT.

              (a) If Lessee shall fail to pay any rent to Lessor when the same is due and payable under the terms of this Lease and such default shall continue for a period of ten (10) days after written notice thereof has been given to Lessee by Lessor, or if the Lessee shall fail to perform any other duty or obligation imposed upon it by this Lease and such default shall continue for a period of thirty (30) days after written notice thereof has been given to Lessee by Lessor, or if the Lessee shall be adjudged bankrupt, or shall make a general assignment for the benefit of its creditors, or if a receiver of any property of Lessee in or upon the Premises be appointed in any actions, suit, or proceeding by or against Lessee and such appointment shall not be vacated or annulled within sixty (60) days, or if the interest of Lessee in the Premises shall be sold under execution or other legal process, then and in any such event Lessor shall have the right to enter upon the Premises and again have, repossess, and enjoy the same as if this Lease had not been made, and thereupon this Lease shall terminate without prejudice, however, to the right of Lessor to recover from Lessee all rent due and unpaid up to the time of such re-entry. In the event of any such default and re-entry, Lessor shall have the right to relet the Premises for the remainder of the then existing term whether such term be the initial term of this Lease or any renewed or extended term, for the highest rent then obtainable, and to recover from Lessee the difference between the rent reserved by this Lease and the amount obtained through such reletting less the costs and expenses reasonably incurred by Lessor in such reletting.

              (b) If Lessor shall fail to perform any duty or obligation imposed upon it by this Lease and such default shall continue for a period of thirty
(30) days after written notice thereof has been given by Lessee, then and in such event Lessee may, at its option, terminate this Lease without prejudice to is right to recover appropriate damages from Lessor. Upon termination of the lease pursuant to this provision, all obligations of Lessee arising under this Lease, including payment of rent, shall cease.

Pacific Freeport Industrial Park                                         Page 10
(Westinghouse Electric Corporation)

30. ABANDONMENT. Lessee shall not abandon or surrender the Premises during the Lease Term, and if Lessee does or is dispossessed by process of law, or otherwise, any personal property belonging to Lessee left on the Premises shall be deemed to be abandoned at the option of Lessor.

31. REMOVAL OF PROPERTY UPON TERMINATION. At any time Lessee may, and, prior to the applicable termination date of the Lease Term, Lessee shall remove from the Premises furniture, equipment, other personal property and any trade fixtures installed by Lessee or at Lessee's expense. Lessee shall not remove any trade fixtures installed by Lessor or Lessor's expense or any other fixtures or leasehold improvements without Lessor's prior written consent: provided, however, that upon Lessor's written request, Lessee shall remove such trade fixture, other fixtures and leasehold improvements. Lessee shall repair any damage to the Premises caused by removal of any property and shall restore the Premises to its condition at the lease commencement date, less reasonable wear and tear. All removal and restoration shall be accomplished at Lessee's sole expense prior to the end of the Lease Term.

32.  REMOVAL, STORAGE AND LIEN OF PROPERTY UPON DEFAULT. [Intentionally Omitted]

33. SURRENDER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to Lessor of any or all such subleases or subtenancies.

34. LESSOR'S CONVEYANCE. Lessor may convey its interest in the Premises and all or any portion of the Common Area. From and after the date of such conveyance, Lessor shall be released and discharged from any and all obligations under this Lease, excepting those obligations previously accrued.

35. WAIVER. The waiver by Lessor of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition of this Lease. The subsequent acceptance of rent under this Lease by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

36. HOLDING OVER. Any holding over after the applicable termination date, with the consent of Lessor, shall be construed to be a tenancy from month to month on the same terms, covenants and conditions specified herein so far as applicable but shall not be deemed to constitute an extension or renewal of this Lease. During any period of holding over the monthly rent shall be the then monthly rent in effect, provided however that in the event such holding over continues for a period of two (2) months, the monthly rent shall be increased by twenty percent (20%) over the then monthly rent in effect.

37. ATTORNEY'S FEES. If either party becomes a party to litigation concerning this Lease by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorney's fees and court costs incurred by it in the litigation. If any action at law or in equity shall be brought to recover any rent under this Lease, or for or on account of any breach of or to enforce or interpret any of the terms, covenants or conditions of this Lease, or for the recovery of the possession of the Premises, the prevailing party in any final judgment, or the nondismissing party in the event of a dismissal without prejudice, shall be entitled to the full cost of all reasonable expenses, including all court costs and reasonable attorney's fees paid or incurred in good faith.

38. REMEDIES. All of the remedies herein provided are cumulative, and in addition to and not in lieu of the remedies provided by law, and the exercise of one remedy shall not preclude the exercise of any other remedy.

Pacific Freeport Industrial Park                                         Page 11
(Westinghouse Electric Corporation)

39. NOTICES. All notices to be given to Lessee shall be given in writing, and sent by certified mail, return receipt requested, addressed to Lessee at the address set forth below Lessee's signature. Notice to Lessor shall be given in writing and sent by certified mail, return receipt requested, addressed to Lessor at the address to which the rent is paid.

40. COMMISSION. Lessor and Lessee each represent and warrant to the other that they have not dealt with any broker, finder or agent in connection with this Lease except as disclosed in Section 1.15. Notwithstanding that Trammel Crow Company has acted as Lessee's agent in connection with this Lease, Lessor agrees to pay Trammel Crow Company a brokerage commission as set forth in the separate agreement between Lessor and Trammell Crow Company. Lessor and Lessee each agree to defend, hold harmless and indemnify the other from and against any and all costs, damages, expenses (including without limitation attorney's fees and court costs), suits (whether arising in tort or contract), liability for any compensation, commissions, damages (punitive or otherwise), fees, finder's fees, or charges claimed by any broker, finder or agent with respect to this Lease or the negotiations thereof in breach of the representations and warranties of this
Section 40.

41. LAWS. Lessee shall comply and will cause all Lessee's employees to comply, at Lessee's sole expense, with any and all local, county, state and federal ordinances, regulations and laws applicable to the Premises and Lessee's activities on and about the Premises. Lessee will not conduct or permit to be conducted on the Premises or the Common Area any business which is forbidden or prohibited by any local, county, state or federal ordinance, regulation or law.

42. COMMON AREA MAINTENANCE EXPENSE. Lessee shall pay to Lessor as additional rent Lessee's pro rata share based upon the percentage of the building occupied by Lessee as set forth in Section 1.14, of the Common Area Expenses as defined below. The Lessee's share of the Common Area Expenses shall be payable in monthly installments in advance commencing on the lease commencement date, and continuing on the first day of each calendar month for the remainder of this Lease. Lessor may adjust the monthly Common Area Expenses charged at the beginning of any month on the basis of Lessor's actual cost or reasonably anticipated costs.

        If Lessee's share of Common Area Expenses for a Lease Year exceeds the payments made by Lessee, Lessee shall pay to Lessor the deficiency within ten
(10) days after receipt of a statement showing the total Common Area Expense for the Lease Year, Lessee's share of Common Area Expenses, Lessor shall pay Lessee the excess at the time Lessor furnishes the statement to Lessee.

        The term "Common Area Expenses" means any or all of the following incurred by Lessor with respect to the building of which the Premises are a part and all adjacent property owned by Lessor: Cost of electricity, steam, gas, oil, sewer, water, burglar and/or fire alarm, other utility charges, building and cleaning supplies, repairs, maintenance, capital expenditures required to meet changed governmental regulations, cleaning and janitorial services, servicing of equipment, license, permit, inspection fees, common area expenses and allowances, and service contracts with independent contractors.

        The term "Lease Year," as used in this Section 42, means the period of twelve (12) months or less commencing with the lease commencement date and ending on the following December 31st, and each successive period of twelve (12) months thereafter during the term, and the final period of twelve (12) months or less commencing with the January 1st immediately preceding the applicable termination date.

43. LESSOR ACCESS. For a period commencing ninety (90) days prior to the end of the Lease Term, Lessor may have reasonable access to the Premises for the purpose of exhibiting the same to prospective lessees and to post any usual "For Lease" signs upon the Premises. During the Lease Term, the Lessor may have reasonable access to the Premises for the purposes of exhibiting the same to prospective purchasers and to post "For Sale" signs upon the Premises.

Pacific Freeport Industrial Park                                         Page 12
(Westinghouse Electric Corporation)

44. LOCKS. No additional lock or locks shall be placed by Lessee on any door unless written consent of Lessor shall first have been obtained. Two keys to all doors will be furnished by Lessor. All keys shall be surrendered to Lessor on the applicable termination date or any sooner termination.

45. RULES. Lessor reserves the right to make such reasonable rules and regulations, including parking regulations, as in Lessor's judgment may from time to time be necessary for the safety, care, cleanliness and orderly operation of the Premises and the Common Area, and which rules and regulations are expressly made a part hereof, and with which Lessee agrees to comply. Lessee agrees to require Lessee's employees to abide by any such rules and regulations, including parking regulations, provided such rules and regulations do not change, alter, add to or delete from the terms and conditions of this Lease. Lessor agrees to enforce such rules in a uniform and non-discriminatory manner.

46.  DEFINITIONS.

        46.1. COMMON AREA. The term "Common Area" means all areas and facilities outside the Premises and within the exterior boundaries of the property owned by Lessor of which the Premises are a part, which are presently provided and designated by Lessor for the general use of Lessee and other Lessees of the Lessor and their respective authorized representatives and invitees. Common areas include, without limitation, employee parking areas, customer parking areas, service roads, loading facilities, pedestrian walkways and patios, landscaped areas, sidewalks, plazas, throughways, roads and other facilities located on the real property owned by Lessor of which the Premises are a part.

        46.2. PRIME RATE. The term "Prime Rate" means the "prime," "reference" or "base" rate on corporate loans at large U.S. money center banks as published from time to time by the Wall Street Journal. In the event two or more such rates are published, the term "prime rate" shall mean the highest rate published.

47.  GENERAL PROVISIONS.

        This Lease contains all the terms, covenants and conditions agreed to by Lessor and Lessee and it may not be modified orally or in any manner other than by an agreement in writing signed by Lessor and Lessee or their respective successors in interest. No prior agreement or understanding pertaining to any matter concerning this Lease shall be effective unless incorporated herein.

        The terms, covenants and conditions of this Lease, subject to the terms, covenants and conditions of this Lease applicable to subletting and assignment, shall apply to and bind the heirs, successors, executors, administrators, sublessees and assigns of the parties.

        The captions and section descriptions of this Lease are for convenience only and are not part of this Lease and do not in any way limit or amplify the terms, covenants and conditions of this Lease.

        This Lease shall be governed by and construed in accordance with the laws of the State of Nevada.

        Time is of the essence as to all of the terms, covenants and conditions of this Lease.

        Lessee shall not record this Lease. Any such recordation shall be a material breach under this Lease and shall, at Lessor's option, terminate this Lease.

48. PACIFIC FREEPORT WAREHOUSE COMPANY. Lessor and Lessee acknowledge and agree that Pacific Freeport Warehouse Company acts as the agent of Lessor in connection with Lessor's negotiation and performance of this Lease unless

Pacific Freeport Industrial Park                                         Page 13
(Westinghouse Electric Corporation)
and until Lessee shall have received a written notice from Lessor stating that Pacific Freeport Warehouse Company no longer acts as Lessor's agent with respect to this Lease.

49. EARLY OCCUPANCY. Lessor hereby grants to Lessee the right and license to enter upon and possess the Premises on and after January 1, 1992 for the purpose of the construction and installation of such tenant improvements and trade fixtures as may have been consented to by Lessor. Lessee's entry and possession shall be on all the terms and conditions of this Lease, including the payment of all utilities, insurance, taxes and other amounts payable by Lessee pursuant to this Lease; provided, however, that the base monthly rent specified in Section
1.3 shall not commence until the rent commencement date specified in Section 1.5; further provided, however, that any monthly rent to be paid upon execution of this Lease shall nonetheless be immediately due and payable.

50. FIRST OPTION TO LEASE ADJACENT SPACE. Provided Lessee has faithfully performed all terms and conditions of the Lease and is not otherwise in default, Lessor and Lessee agree that Lessee shall have the first option to lease the abutting 134,400 sq. ft. of warehouse space in Building 8 (the "Option Space") upon the expiration of the term of the existing lease with Thrifty Corporation ("Thrifty"). Lessor discloses, and Lessee acknowledges that the initial term of the Thrifty lease expires June 1, 1994, and that Lessor has granted Thrifty the right to extend the term of the lease for two (2) one (1) year periods ending, respectively, on June 1, 1995, and June 1, 1996. The option granted herein shall be subject to the options granted to Thrifty to renew its lease for the Option Space. In the event Thrifty fails to give timely notice to Lessor that it exercises its option to renew or, if Thrifty has exercised its final option, after January 1, 1996, Lessor shall give Lessee written notice that the Option Space will become available for lease to Lessee and the date thereof. Lessee shall have the right to exercise the option granted in this Section 50 for a period of thirty (30) days following such notice. In the event Lessee does not notify Lessor of its exercise of such option within such thirty (30) day period, the option granted in this Section 50 shall become immediately null and void.

        In the event Lessee shall have timely exercised the option granted in this Section 50, the Lessor and Lessee shall execute an addendum to this Lease which shall become effective upon the date stated in Lessor's notice and which shall provide that the Option Space shall be leased to Lessee pursuant to all the terms and conditions of this Lease as if such space had been initially leased to Lessee hereunder, excepting only that the monthly rent shall be increased as provided below. On the effective date, the monthly rent which Lessee is then obligated to pay under this Lease shall be increased by the amount equal to the monthly rent payable under this Lease immediately prior to the effective date (calculated on a per square foot per month basis) times the number of square feet of the Option Space. Thereafter, the monthly rent, including the rent for the Option Space, shall be adjusted as provided in
Section 3.

51. FIRST OPTION TO LEASE SPACE IN BUILDING. Provided Lessee has faithfully performed all terms and conditions of the Lease and is not otherwise in default, Lessor and Lessee agree that Lessee shall have the first option to lease any other available warehouse space which Lessor intends to lease and which is located within Building 8 (the "Market Rate Space") during the term of this Lease. In the event Lessor determines to lease any Market Rate Space, Lessor shall first offer to lease ("Lessor's Offer") such space to Lessee at a rate equal to the prevailing market rate for similar space in the geographic area in which Building 8 is located as determined by Lessor in good faith commencing on a date stated which is not sooner than thirty (30) days nor later than six (6) months after the date of Lessor's Offer.

        In the event Lessee gives notice of acceptance of Lessor's Offer within the five (5) day period following Lessor's Offer, Lessor and Lessee shall execute an addendum to this Lease which shall become effective upon the date stated in Lessor's Offer and which shall provides that the Market Rate Space shall become a part of this Lease as if such space had been initially leased to Lessee hereunder, excepting only the monthly rent which shall be increased as provided below. On the effective date, the monthly rent which Lessee is then obligated to pay under this Lease shall be increased by the amount equal to the monthly rent payable under this Lease immediately prior to the effective date (calculated on a per square foot per month basis) times the number of square feet of the Market Rate Space. Thereafter, the monthly rent, including the rent for the Market Rate

Pacific Freeport Industrial Park                                         Page 14
(Westinghouse Electric Corporation)

Space, shall be adjusted as provided in Section 3. In the event Lessee does not notify Lessor of its acceptance of such offer within such five (5) day period, the option granted in this Section 50 shall become immediately null and void.

52. PERSONAL RIGHTS. The rights granted in Section 50 and in Section 51 shall be deemed to be personal to the Lessee, and if the Lessee subleases any portion of the Premises or assigns or transfers any interest under this Lease prior to the exercise of the option herein contemplated, the same shall lapse, except in the case of subletting or assignment not requiring consent hereunder.

      EXECUTED as of the 1st day of April, 1992.

LESSOR:                      E.T. HERMANN AND JANE D. HERMANN 1978 LIVING TRUST


                             By /s/ E.T. Hermann Trustee
                             -----------------------------------------


LESSEE:                      WESTINGHOUSE ELECTRIC CORPORATION


ADDRESS FOR NOTICES:

                                By /s/ Alan J. Meilinger
______________________________     ----------------------------

                                Name: A.J. Meilinger
______________________________        -------------------------

                                Its: Vice President
______________________________       --------------------------


                                By  /s/ E. O. Pearson
                                   ----------------------------

                                Name:   E.O. Pearson
                                       ------------------------

                                Its:  Assistant Secretary
                                      -------------------------

Pacific Freeport Industrial Park                                         Page 15
(Westinghouse Electric Corporation)

                                  EXHIBIT "A"
                                  -----------

                                LEASED PREMISES

                                  EXHIBIT "B"
                                  -----------

                            LEASEHOLD IMPROVEMENTS
                             ----------------------

                                      for

Lease dated April 1, 1992 between E.T. Hermann and Jane D. Hermann 1978 Living Trust ("Lessor") and Westinghouse Electric Corporation ("Lessee"/WESCO) for 196,800 sq. ft. premises/facility located at 1161 E. Glendale Avenue, Sparks, NV.

This Exhibit consists of the following items (attached):

 .    Sheets: "1 of 7" thru "7 of 7" - all dated 1/24/92 and titled "Sparks, NV-
     WDC" (SCHEME "A" GROUND FLOOR WDC OFFICES AND SCHEME "B" - MEZZANINE FLOOR WDC OFFICES).

 .    Drawings:
     ---------

     .    Drawing - Office Scheme/Layout "A" (no date) (location in warehouse).

     .    Drawing - Office Scheme/Layout "A" (no date) "Floor Plan" -
          1/8"=1'.0".

     .    Drawing - Office Scheme/Layout "A" (no date) "Reflected Ceiling Plan"
          - 1/8"-1'.0".

     . Drawing - Office Scheme/Layout "B" (rev. 1/24/92) (Ground Floor Entrance/Elevator-Plan)

     .    Drawing - Office Scheme/Layout "B" (rev. 1/24/92) "North Section"
          (Plan)

     .    Drawing - Office Scheme/Layout "B" (rev. 1/24/92) "South Section"
          (Plan)

The Lessor shall be responsible for the construction of all leasehold improvements indicated herein as provided "by LESSOR" in strict accordance with
             ---------------------------------------
the "Construction Documents" - drawings and specifications prepared specifically for the site and building via registered architect/engineer, as required by local and state law, from the "Sheets/Drawings" listed above (attached). All drawings and specifications intended for use as "Construction Documents" and/or for construction purposes, and any changes/revisions to same or in field to the construction are to "reviewed with" and "approved by" the WESCO Facilities
                    ---------------                       ----------------
Department prior to the construction.
----------

                              /s/ E.T. Hermaan Trustee

                                  EXHIBIT "B"
                                  ----------
                            LEASEHOLD IMPROVEMENTS
                            ----------------------
                           WESCO - SPARKS, NV - WDC
                           ------------------------

The Lessor shall also be responsible for certain maintenance, approvals/verifications, etc. of proposed "tenant provided" leasehold improvements/equipment installations - warehouse equipment included, as indicated herein and on the "Sheets"/"Drawings" listed above (attached).

The following items are included as clarifications/exceptions to the "Sheets"/"Drawings" listed above (attached).

     .    SHEETS: 1 of 7 thru 7 of 7:

          .    Scheme "A" - Ground Floor WDC Offices
               -------------------------------------

               .    Office area (approximately 5,280 sq. ft.) included:

                    "Section" to be deleted in its entirety.

               .    Warehouse area includes:

                    "Section" to be revised as noted below.  All items not noted
                    --------------------------------------             ---
                    as revised or listed below remain as work included under
                                               ------
                    Scheme "B" (but indicated under Scheme "A") and provided "by Lessor".

               . Amend "paragraph" reading - "full height gypsum drywall demising wall..." to include: "demising walls completed as required (by code/lease) by Lessor".

               . Amend "paragraph" reading - "fire protection system..." to include: "all work, except required for rack/bin warehouse equipment, by Lessor. Fire protection system to be existing
                    - 0.33 GPM over 3,000/sf with any code required update by Lessor. Fire extinguishers to be Lessee's responsibility."

               . Amend "paragraph" reading - "repair existing concrete floor..." to include: "all work by Lessor".

               . Amend "paragraph" reading - "electrical service..." to include/read: "electrical service shall be a minimum of 800 AMP, 480 volt, 3 phase, 4 wire - for total/combined office-warehouse area all work by Lessor".

               . Amend "paragraph" reading - "two toilet/restrooms" to include/read: "two existing toilet/restrooms at northwest area of warehouse shall be rehabilitated to comply with A.D.A. handicapped requirements and all other applicable codes. 20 warehouse employees. All work by Lessor".

               .    Amend "paragraph" reading - "existing concrete floor
                    slab...." to include/read: "existing concrete floor slab
                    capacity designed and constructed

                                  EXHIBIT "B"
                                  -----------
                            LEASEHOLD IMPROVEMENTS
                            ----------------------
                           WESCO - SPARKS, NV - WDC
                           ------------------------

                    to 250 P.S.F. - Lessor verified via structural engineer. Lessor via structural engineer shall approve all warehouse equipment installation layouts -including field coordination of legs/anchors with existing reinforcement -approvals to be made with reasonable promptness and within reasonable perimeters of WESCO's intended use of the space. All work by Lessor".

               . Delete "paragraph" reading - "installation of protective piping around sprinkler..."

               . Amend "paragraph" reading - "all miscellaneous constructions..." to include/read: "interior existing chain link fence at southwest area of warehouse to be removed and floor patched. All work by Lessor".

               . Delete "paragraph" reading - "lighting under existing mezzanine..."

               . Amend "paragraph" reading - "all exterior chain link fence..." to read: remove all existing chain link fence at
                                              ---
                    west truck apron - parking area (including four planters) and patch all surfaces according to match adjacent existing pavement. Install protective ballards around existing fire hydrant (1) and post indicator valves (2) as required. Existing chain link fence at east truck apron to remain - rehabilitate to first class condition. All work by Lessor".
                                                           ---

               . Amend "paragraph" reading - "all existing exterior pavement..." to include: "all work by Lessor".

               . Amend "paragraph" reading - "thirty-six existing dock truck height(s) positions..." to read: "Thirty-six existing dock truck height(s) positions - twenty at west wall and sixteen at east wall, are to be rehabilitated to good working order. Items included: dock revelers, dock lips. bumpers, seals*, overhead canopies, overhead doors and bituminous/concrete aprons (east and west). All work by Lessor."

                         "Lessor shall provide Lessee upon receipt of invoices therefor up to a $4,000.00 allowance for Lessee's replacement of existing seals.

               .    Other - Office-Warehouse/SiteArea(s) Improvements:

                    "Section" to be deleted in its entirety with the following
                    ---------------------------------------
                    exceptions:

                    . Amend "paragraph" reading - "warehouse to be ventilated..." to include/read: "warehouse to be ventilated to meet local/state code. All work by Lessor".

                                  EXHIBIT "B"
                                  -----------
                            LEASEHOLD IMPROVEMENTS
                            ----------------------
                           WESCO - SPARKS, NV - WDC
                           ------------------------

                    . Remove existing chain link fence at west truck apron - parking area and patch all surfaces accordingly to match adjacent existing. Existing chain link fence at each truck apron to remain - see notes under warehouse regarding rehabilitation.

               .    Scheme "B" - Mezzanine Floor WDC Offices
                    ----------------------------------------

                    .    Office Area (approximately 9,600 sq. ft.) includes:

                         "Section" to be revised as noted below. All items not
                         --------------------------------------            ---
                         noted as revised or listed below remain as work included under Scheme "B" and provided by Lessor".

                         .    Amend "paragraph" reading - "area to be
                              repainted..." to include/read: "area to be
                              repainted throughout - following proper repair, patching, preparation, etc. One coat application on existing painted surfaces and one primer coat with two coats on new/unpainted surfaces -complete coverage required on all surfaces. "Touch-up" work not to be noticeable. All work by Lessor".
                              ---

                         . Amend "paragraph" reading - "existing carpet to be removed..." to include/read: "existing carpet to be removed throughout. New 32 oz. loop carpet to be installed at these areas (where existing) and at new reception area. Installation to only be made on properly prepared substrate. Carpet to be 'approved by WESCO Facilities Department' - one
                                           ---------------------------
                              color/type to be selected and installed
                              throughout. All work by Lessor".

                         . Amend "paragraph" reading - "existing HVAC system..." to include: "telephone/WESCOM room to be adequately ventilated with separated controlled system/duct supply-return. All work by Lessor".

                         .    Amend "paragraph" reading - "all work to conform
                                                           ---
                              to A.D.A regulations..." to read: "all work to
                                                                 ---
                              conform to current published A.D.A. regulations, which are scheduled to become effective on or before July 26, 1994, and other applicable codes, etc. Existing hardware, handrails, open stair to ground floor ('rated' enclosure may be required - verify via current codes and provide as required), plumbing fixtures, etc. to be made conforming.
                              Installation of new elevator to be installed near north stair per revised office layout and in compliance with A.D.A. requirement as

                                  EXHIBIT "B"
                                  -----------
                            LEASEHOLD IMPROVEMENTS
                            ----------------------
                           WESCO - SPARKS, NV - WDC
                           ------------------------

                              mentioned above (size accordingly, etc.) Existing fire protection system - sprinklers, hose cabinets. extinguishers (cabinets), etc. shall be made to conform to all applicable codes/
                                                 ---
                              regulations (including N.F.P.A.). All work by
                                                                ---
                              Lessor".

                         . Delete "paragraph" reading - "provide exterior window..."

                         . Delete "paragraph" reading - "relocate existing window..."

               .    Warehouse Area includes:

                    "Section" to remain with the following exception:  Add
                    ------------------------------------------------
                    notation: "All work by Lessor".

               .    Other - Office-Warehouse/site area(s) improvements:

                    "Section" to be deleted in its entirety.
                    ----------------------------------------

          .    Drawing - Office Scheme/Layout "A" (no date) (location in
               warehouse)
               "Drawing" to be deleted in its entirety.
               ----------------------------------------

          .    Drawing - Office Scheme/Layout "A" (no date) "Floor Plan"
               1/8"=1'0"
               "Drawing" to be deleted in its entirety.
               ----------------------------------------

          . Drawing - Office Scheme/Layout "A" (no date) "Reflected Ceiling Plan" -1/8"=1'0"
               "Drawing" to be deleted in its entirety.
               ----------------------------------------

          . Drawing - Office Scheme/Layout "B" (rev. 1/24/92) (Ground Floor Entrance/ Elevator Plan)
               "Drawing" to be amended to include: "all work by Lessor".
               ---------------------------------------------------------

          . Drawing - Office Scheme/Layout "B" (rev. 1/24/92) "North Section" (Plan)
               "Drawing" to be amended to include: "all work by Lessor".
               ---------------------------------------------------------

          . Drawing - Office Scheme/Layout "B" (rev. 1/24/92) "South Section" (Plan)
               "Drawing" to be amended to include: "all work by Lessor".
               ---------------------------------------------------------

                             EXHIBIT "B" CONTINUED
                             ---------------------
SPARKS NV - WDC             LEASEHOLD IMPROVEMENTS
                            ----------------------
1/24/92

                    SCHEME "A" - GROUND FLOOR, WDC OFFICES
                    --------------------------------------

OFFICE AREA (APPROXIMATELY 5,280 SQ. FT.) INCLUDES:

 .    New main office entrance on west wall (access road/Spalding Way) with exterior steps and handicapped ramp from southwest parking area.

 .    9'-0" high acoustic tile ceilings throughout - with 9" batt insulation.

 .    Use of existing exit door at south wall (near existing warehouse toilets -
     to be altered for office use).

 .    Main entrance vestibule (at new west wall door - aluminum storefront frame with glass to match other existing). New exterior canopy (to match other existing above new door and step/ramp landing).

 .    Telephone Room and WESCOM Room, both with controlled power ventilation to warehouse (sound reduction system).

 .    Manager's office, Administrative Manager's office, conference room (with separate HVAC control), lunch room (with flush plastic laminate finished base and wall cabinets - S.S. sink).

 .    Handicapped electric water cooler.

 .    Men's and women's toilet rooms (handicapped accessible) for 20 employees -
     fixtures: two water closets each room, one urinal at men's, and two lavatories each room.

 .    Heating, ventilation and air conditioning throughout - normal office loads
     (see conference room, telephone room and WESCOM room notes for additional requirements/considerations). Exhaust toilet rooms.

 .    Fire protection system - 0.35 GPM over 3,000 sq. ft. and
     extinguishers/hose per code.

 .    Recessed fluorescent lighting with parabolic lens - design in accordance with the following:

     AREA                                    AVG MAINTAINED FOOTCANDLES
     ----                                    --------------------------
     Offices and conference rooms                      70 - 80
     Toilets and corridors                             25 - 35
     Mechanical spaces and storage                     25 - 35
     Warehouse                                         25 - 35
     Roadways, walkways and parking                    1/2 - 1
     Trucking and dock area (exterior)                   2 - 3

                                    1 of 7

                             EXHIBIT "B" CONTINUED
                             ---------------------
SPARKS NV - WDC             LEASEHOLD IMPROVEMENTS
                            ----------------------
1/24/92

 .    Gypsum wallboard partitions throughout - 5/8" gypsum wallboard on metal studs (16" p.c.) with sound attenuation batt insulation in all partitions around/separating toilet rooms and partitions separating office-warehouse areas, all partitions to extend 6" above ceilings.
            ---

 .    All office areas to receive 32 oz. loop carpet, except: vestibule, telephone room, WESCOM room, and toilet rooms - all of which shall receive 1/8" thick vinyl composition floor tile (no checkerboard pattern - all
                                              --                        ---
     grain same direction).

 .    All interior doors to be solid core wood - stained.
     ---

 .    All computer power receptacles - duplex type with isolated ground (one CRT
     ---
     per work station and maximum 6 CRTs/work stations per 20 AMP circuit).
     Note:  maximum 2 printers per 20 AMP circuit.
     ----

 .    Provide raceways within walls/partitions for computer data cable (cable and installation by WESCO) -1" conduit for CRT's and 2" for printers.

 .    All work to comply with all applicable local, state and federal codes and
                             ---
     regulations, fire underwriter's requirements, Occupational Safety and Health Act, and The American With Disabilities Act.

WAREHOUSE AREA INCLUDES:

 .    Full height gypsum drywall demising wall - rated per code (minimum 1 hr.
     rated/listed assembly). Seal/firestop at roof deck and all penetrations per rated assembly requirements.

 .    Fire protection system (except in rack/bin warehouse equipment) - 0.35 GPM over 3,000 sq. ft. and extinguishers/hoses per code.

 .    Repair existing concrete floor and joints throughout, clean (including all
                                                                            ---
     tape/paint markings) and seal floor throughout - sealer product shall be backed with minimum five year warranty against "dusting" of floor surface.

 .    Electrical service shall be a minimum of 1,000 AMP, 480 volt, 3 phase, 4 wire (based on 800 KVA) -for total/combined warehouse-office area (196,800 sq. ft. approximately). See office area notes for lighting levels.

 .    Two toilet/restrooms, each with lavatory, urinal and watercloset - one restroom shall comply with handicapped requirements, locations in warehouse as approved by WESCO, restrooms to comply with all applicable codes - 20 warehouse employees.

 .    Existing concrete floor slab capacity designed and constructed to 250
     P.S.F. lessor via structural engineer, lessor shall approve all warehouse equipment installation layouts including coordination of

                                    2 of 7

                             EXHIBIT "B" CONTINUED
                             ---------------------
SPARKS NV - WDC             LEASEHOLD IMPROVEMENTS
                            ----------------------
1/24/92

     legs/anchors with reinforcement - approvals to be made with reasonable promptness and within reasonable perimeters of the WESCO's intended use of space.

 .    Installation of protective piping around sprinkler piping at south wall -
     similar to other piping in place at other sprinkler locations.

 .    All miscellaneous construction, not intended for use by WESCO and not code required, to be removed from warehouse - including existing chain link fence.

 .    Lighting under existing mezzanine area (soffit mounted) to be upgraded to that required for warehouse (see lighting level requirements under office area).

 .    All existing exterior chain link fence to be rehabilitated to first class condition.

 .    All existing exterior pavement/*/ to be repaired to first class condition-
     repair and fill all cracks, seal surfaces, etc.

          /*/Includes: aprons, parking areas, curbs, walks, steps and ramps.

 .    Thirty-six existing dock truck height(s) positions - twenty at west wall and sixteen at east wall, are to be rehabilitated to good working order. Items included: dock levelers, dock lips, bumpers, seals*, overhead canopies, overhead doors and bituminous/concrete aprons (east and west).

          /*/Replacement required - existing worn out.

OTHER - OFFICE, WAREHOUSE/SITE AREA(S) IMPROVEMENTS:

 .    Warehouse to be ventilated via a controlled powered system (minimum 6 air changes per hour). Ventilation system shall be roof/wall mounted units with ability to circulate inside air -with or without outside air. All wall penetrations shall be via approved louver (color approved by WESCO) with no other exterior mounted system components.

 .    Warehouse ventilation system shall be able to be extended to accommodate a two level (ground floor with mezzanine level - each approximately 18,000 sq. ft.) bin area.

 .    Truck restraints to be installed at all dock positions (aprons slope away from building walls). Restraints to be electrically operated automatic type with signal lights as manufactured by "Kelly Rite-Hite" or WESCO approved equal.

 .    All exposed gypsum wall board within warehouse - mezzanine walls and support column enclosures, tenant demising wall, existing toilet rooms to remain, etc. Color as approved by WESCO.

                                    3 of 7

                             EXHIBIT "B" CONTINUED
                             ---------------------
SPARKS NV - WDC             LEASEHOLD IMPROVEMENTS
                            ----------------------
1/24/92

 .    Remove existing chain link fence at west truck apron - parking area and patch all surfaces accordingly to match adjacent existing. Existing chain link fence at each truck apron to remain - see notes under warehouse regarding rehabilitation.

 .    Extend all existing concrete truck landing gear pads to accommodate conventional 45 FT semi-trailers - extension to be to 45 FT from face of dock and be engineered reinforced concrete.

 .    Remove existing dock levelers at west wall and install new dock levelers
     (20) with 35,000 pound capacity, new levelers to be hydraulic type with security lips and manufactured by "Kelly Rite-Hite" or other WESCO approved manufacturer.

 .    Existing trucker's lounge at east dock to be rehabilitated to first class condition - cleaned, painted, HVAC rehabilitated/replaced.

 .    New trucker's lounge at west dock to be constructed at south or north end of dock. New truck lounge to include:

          Restroom with water closet, urinal and lavatory - partitioned.

          Lounge approximately 12 FT x 20 FT

          Vestibule with separate exterior entrance (new with concrete steps) - H.M. door and frame.

          Warehouse office 12 FT x 10 FT.

                                    4 of 7

                             EXHIBIT "B" CONTINUED
                             ---------------------
SPARKS NV - WDC             LEASEHOLD IMPROVEMENTS
                            ----------------------
1/24/92

                    SCHEME "B" - MEZZANINE FLOOR WDC OFFICE
                    ---------------------------------------

OFFICE AREA (APPROXIMATELY 9,600 SQ. FT.) INCLUDES:

 .    See revised Scheme "B" drawings attached for office layout.

 .    Entire office, mezzanine area to be rehabilitated to first class condition for use by WESCO as the Administrative Office for its Distribution Center. Basic rehabilitation work to consist of the following:

     .    Area to be thoroughly cleaned throughout.

     . Are to be repainted throughout - following proper repair, patching preparation, etc.

     . Existing tile floor areas to remain, except at men's and women's toilet/restrooms which is to be removed (saved for patching at other areas where tile is to remain). Where existing tile is to remain, the tile is to be repaired where damaged, stripped, cleaned, and waxed (prior to building/office area turn over to WESCO). Existing tile to be retained/revised in accordance with applicable codes, regulations, etc. - testing/abatement responsibility of lessor. Copy of reports/results to be furnished to WESCO.

     . Existing acoustical ceiling tile and suspension system to be thoroughly cleaned throughout. All damaged tile units are to be replaced with good existing units from other areas to minimize color difference, etc. - other areas then to receive new tile throughout that specific area, suspension system to be repaired/replaced. New ceiling tile to match that of existing areas (where tile is to remain) to be installed at new reception area and new office near mezzanine level elevator landing.

     . Existing carpet to be removed throughout. New 32 oz. carpet to be installed following proper preparation substrate/concrete floor slab. Carpet to be approved by WESCO - one color/type to be selected and used throughout.

     . Existing lighting fixtures to be replaced, repaired, refinished, relamped, etc. New fixtures to match existing to be installed at new reception area, new office (near elevator at mezzanine landing), new ground floor corridor to new elevator.

     . Provide duplex receptacles as indicated on revised drawing for Scheme "B." Existing electrical devices that remain are to be functional - otherwise device to be removed and wall patched. New devices to be installed where existing devices are not reasonably available. New 20 AMP, 120 volt circuits with isolated grounds to be provided for CRT locations at work stations - maximum of 6 CRTs or 2 printers per circuit. Provide minimum 1" conduit, within walls/partitions where required to easily install data cable for CRTs/printers - data cable only, supplied and installed by WESCO.

                                    5 of 7

                             EXHIBIT "B" CONTINUED
                             ---------------------
SPARKS NV - WDC             LEASEHOLD IMPROVEMENTS
                            ----------------------
1/24/92

     . Existing men's and women's toilet/restrooms to be updated to conform to A.D.A. requirements present/to become effective and other applicable handicapped codes, etc. Each restroom to have minimum two waterclosets and two lavatories - one site of which is to conform to handicapped requirements. Men's restroom to also have one urinal. Existing electrical water cooler in corridor near restrooms to be replaced with new "Westinghouse" electric water cooler - handicapped conforming. Restrooms to also receive normal accessories: soap dispensers, etc.

     . Existing janitor's room to have sanitary system repaired and truck dock soffit patched. Existing hot water tank to be replaced. Two painted plywood shelves with mop holder to be installed at west wall.

     . Existing HVAC system to be fully reconditioned, including a replacement of existing controls presently not functioning with equal new devices, new grilles and diffusers are to be installed throughout. Existing system has apparent direct draft problems (suspended plastic sheet diffusers) - this condition is to be checked and completely alleviated (via diffuser type change, ductwork modifications, etc.).

     .    All work to conform A.D.A. regulations, present and to become
          ---
          effective, and other applicable codes, etc. Existing hardware, handrrails, open stair to ground floor (rated enclosure required - verify and provide if required), plumbing fixtures, etc. to be made conforming. Installation of new elevator to be installed near existing north stair per revised office layout and in compliance with A.D.A. regulations, present and to become effective (size accordingly).

     . Provide exterior windows at the conference room (2) and lunchroom (4) as indicated on revised Scheme "B" drawings.

     . Relocate existing window at south wall of manager's office to east/warehouse wall.

     . Verify existing mezzanine dock soffit (floor, warehouse walls sound insulated - install attenuation as required).

WAREHOUSE AREA INCLUDES: ALL WORK AS INDICATED FOR SCHEME "A"
                         ---

OTHER - OFFICE, WAREHOUSE/SITE AREA(S) IMPROVEMENTS:  ALL WORK AS INDICATED FOR
                                                      ---
SCHEME "A" WITH THE FOLLOWING EXCEPTIONS:

     . Existing office area at south wall to be removed, including toilet-locker area.

     . Installation of new overhead door at west end of south wall (3rd bay in). Door to be 14 FT wide x 14 FT high. Also included with this work are a new mandoor adjacent to the new overhead door, a new concrete truck apron/drive from street with new depressed curb cut.

                                    6 of 7

                             EXHIBIT "B" CONTINUED
                             ---------------------
SPARKS NV - WDC             LEASEHOLD IMPROVEMENTS
                            ----------------------
1/24/92

     . Remove existing planting area, island at street (Kleppe Lane) east of existing overhead door in south wall and extend existing truck apron/drive into this area (with new depressed curb). Also remove existing raised section of curb at southeast corner of property along Kleppe Lane and replace with depressed curb.

     . Install new locker room are for 20 warehouse employees in conjunction with the proposed (section "A" OTHER WAREHOUSE IMPROVEMENTS) new trucker's lounge at west dock.

                                    7 of 7

VIA CERTIFIED MAIL

December 13, 1996

Utah State Retirement Fund
c/o Trammell Crow Company
990 East Greg Street
Sparks, NV 89431
Attention: Par Tolles

Re:  WESCO 6228, Sparks, NV
     Exercise of Lease Option

Dear Mr. Tolles:

Under the terms of a Lease Agreement dated April 1, 1992, for 196,800 square feet of office and warehouse space at the above referenced premises, WESCO Distribution, Inc. ("WESCO") a Delaware corporation, successor in interest to Westinghouse Electric Supply Company, a former division of Westinghouse Electric Corporation has the option to renew for a term of five (5) years the
                                                  --------------
aforementioned lease by giving you one hundred eighty (180) days written notice of its intention to renew.

You are hereby notified that WESCO elects to renew said lease for a term of five
(5) years upon the same covenants, agreements and conditions as those contained in said lease. The annual rental rate shall increase by the percentage increase in the CPI from July 1, 1992 to June 30, 1997 for the period July 1, 1997 to June 30, 2002.

Please acknowledge receipt of this notice by signing and returning the attached copy of this letter to:

                    WESCO Distribution, Inc.
                    Commerce Court, Suite 700
                    Four Station Square
                    Pittsburgh, PA 15219

                    Attention: Real Estate Department

Utah State Retirement Fund
Page Two
December 13, 1996

Thank you for your attention with this matter.

                              Sincerely,

                              WESCO DISTRIBUTION, INC.


                              By:/s/ R.J. Marshuetz
                                 ------------------
                                    Richard J. Marshuetz
                              Vice President, Chief Financial and
                              Administrative Officer


RECEIPT ACKNOWLEDGED

Utah State Retirement Fund
c/o Trammell Crow Company


By: /s/ Luis A. Belmonte
   -------------------------------------

      Luis A. Belmonte
    ------------------------------------
         Printed Name


Title:   Agent
      ----------------------------------

Date:   4/25/97
      ----------------------------------

cc:  Jeff Kramp
     Mark Good
     Certifed Z220 964 441
               -----------

July 18, 1995


VIA FAX AND OVERNIGHT EXPRESS

Utah State Retirement Fund
c/o Trammell Crow Company
990 East Greg Street
Sparks, Nevada 89431

ATTN: Par Tolles
RE: Lease dated April 1, 1992 by and between E.T. Hermann and Jane Hermann 1978 Living Trust and Westinghouse Electric Corporation for space located at 1161 East Glendale Avenue, Sparks, Nevada, within the Sierra Commerce Park (formerly the Pacific Freeport Industrial Park).


Dear Par:

The undersigned hereby waives the option set forth in Paragraph 51 of the above-referenced Lease with regard to Lessor's lease of the 73,080 square feet of space located at 1101 East Glendale Avenue, Sparks, Nevada to Rubbermaid Cleaning Products Inc. (fomerly Empire Brush, Inc.). Such waiver is only for the aforementioned Rubbermaid Cleaning Products Inc. Lease and the undersigned does not waive its first option right for such space in the event such space again becomes available during the Term of our Lease.

Date:  7/19/95                Wesco Distribution Inc. (Formerly known
                                   as Westinghouse Electric Corporation)


                                   By: /s/ Jeffrey B. Kramp
                                       ------------------------------------

                                   Name: Jeffrey B. Kramp
                                        -----------------------------------

                                   Its:   Secretary and General Counsel
                                       ------------------------------------